EXHIBIT 10.9(a)

Compromise  and  Settlement  Agreement  between   Carson-Jensen-Anderson,   Inc.
terminating the marketing rights agreement for the IllumiSign-Eyecatcher display boards.

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                       COMPROMISE AND SETTLEMENT AGREEMENT

THIS AGREEMENT, is made and entered into on the 2nd day of May 2001 between New Millennium Media International, Inc., a Florida corporation, (hereinafter referred to as "NMMI") with its principal place of business at 101 Philippe Parkway, Suite 300, Safety Harbor, FL 34695, and Carson Jensen Anderson Enterprises, Inc. d/b/a EyeCatcherPlus, a Florida corporation, (hereinafter referred to as "CJE"), with its principal place of business at 235 Four Knot Lane, Osprey, FL 34229.

WHEREAS, NMMI and CJE entered into a marketing agreement dated October 1, 2000 (hereinafter referred to as "Marketing Agreement");

WHEREAS, NMMI asserts a claim against CJE based upon the facts alleged in a demand letter to CJE dated March 3, 2001 (said letter is attached hereto and incorporated herein by reference);

WHEREAS, CJE disputes the alleged facts and the amount of the liability in connection with the aforementioned asserted claim of NMMI (hereinafter referred to as "Dispute");

WHEREAS, CJE has tendered to NMMI an offer to compromise and settle the Dispute;

WHEREAS,  NMMI  has  unconditionally   accepted  the  terms  of  compromise  and
settlement offered by CJE;

WHEREAS, both parties wish to reach a full and final settlement of all matters and all causes of action arising out of the alleged facts and claim as set forth above;

WHEREAS, both parties hereby intend to terminate the Marketing Agreement and to mutually release the other party from all rights, duties, and obligations that exist under the Marketing Agreement;

NOW, THEREFORE, in consideration of the promises, covenants and conditions contained herein, including, but not limited to, the parties' mutual agreement to compromise a bona fide dispute and to settle a controverted matter of claim, ten dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. TERMINATION OF MARKETING AGREEMENT. The October 1, 2000 Marketing Agreement by and between NMMI and CJE is hereby cancelled and terminated in total and said Marketing Agreement is of no further force and effect. Excepting the rights and obligations created under this Compromise and Settlement Agreement, all claims, rights, duties, obligations, and liabilities existing between the parties prior to or at the time of execution of this Compromise and Settlement Agreement are hereby fully and completely satisfied, discharged, and terminated.

     2. TERMS OF SETTLEMENT. CJE hereby conveys and/or assigns to NMMI, all right, title and interest that CJE has in the following property:



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          a.   The EyeCatcherPlus  website - to include all marketing leads that have been generated by the website, excepting specifically the Regal Cinemas and the Hoyt Theatres corporate accounts.

          b. The CJE marketing materials - to include, but not limited to, all paper literature, video VHS tapes, CD Rom presentations, camera-ready artwork, and supplies, excepting specifically the Regal Cinemas and the Hoyt Theatres corporate accounts.

          c. The CJE Uniform Franchise Offering Circular (UFOC) and all related paperwork, excepting specifically the Regal Cinemas and the Hoyt Theatres corporate accounts.

          d. All existing CJE franchise rights, including, but not limited to, Creative Advertising, Inc. (Brad Taylor) operating in Oregon, Washington, and Northern California, excepting specifically the Regal Cinemas and the Hoyt Theatres corporate accounts.

          e. All existing CJE dealership rights, including, but not limited to, Greg Patterson (Canada); Bud Keyes (Green Bay, WI); and Lou Colon (Hollister, CA), excepting specifically Vinod Kulhari (Florida); the Regal Cinemas corporate account, and the Hoyt Theatres corporate account. CJE hereby grants permission to NMMI to contact Vinod Kulhari for the purpose of contracting with Vinod Kulhari as a dealer for NMMI, and, provided that Vinod Kulhari desires to contract with NMMI as a dealer for NMMI, CJE agrees to waive all existing dealership rights with respect to Vinod Kulhari, excepting specifically any monies then due and owing to CJE from Vinod Kulhari.

          f. All existing CJE "Corporate Accounts," including, but not limited to GKC Theatres and C & K Markets, excepting specifically the
               Regal Cinemas and Hoyt Theatres corporate accounts. It is understood and agreed that the parties shall in no unmistakable terms take such steps and measures as are reasonably necessary to assure that the said "Corporate Accounts" are not only contractually conveyed to NMMI, but that said "Corporate Accounts" are properly introduced to NMMI in a friendly fashion and, with unwavering sincerity, recommended to NMMI.

          g. The CJE agency rights with respect to Continental High-Tech Marketing & Sales, Inc. and Airpass Wireless, Inc., excepting specifically the Regal Cinemas and Hoyt Theatres corporate accounts.

          h. The CJE Microsoft Access Database, excepting specifically the Regal Cinemas and Hoyt Theatres corporate accounts.

          CJE agrees to promptly  execute any and all documents  required and/or
          necessary  to  complete  the  above  identified   conveyances   and/or
          assignments.

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          CJE agrees to convey to NMMI all right, title, and interest in the CJE
          EyeCatcherPlus name. CJE further agrees to promptly execute any and all documents required and/or necessary to complete this conveyance and the intention of this conveyance. Notwithstanding said conveyance to NMMI of all right, title, and interest in the CJE EyeCatcherPlus name, CJE expressly reserves any and all existing EyeCatcherPlus contractual rights, not otherwise conveyed and/or assigned to NMMI herein, which exist at the time of execution of this Compromise and Settlement Agreement, to include specifically, the Regal Cinemas
          Corporate  Account;   the  Hoyt  Theatres   Corporate   Account;   any
          EyeCatcherPlus  Advertising  Accounts,  and the National  Sales League
          (NSL) Referral Agency.

          CJE agrees to promote the Nashville, TN EyeCatcherPlus franchise on behalf of NMMI. CJE agrees to assist NMMI in obtaining a franchise fee from the prospective Nashville, TN franchisee, David Pipken, in the amount of fifty thousand dollars ($50,000.00). The said payment of fifty thousand dollars ($50,000.00) to NMMI within forty-five (45) working business days from the execution and delivery of this Compromise and Settlement Agreement shall be a condition subsequent to this Compromise and Settlement Agreement.

          Excepting display boards that have been placed with either a dealer or franchisee as identified in subparagraphs 2d, 2e, or 2f herein above, CJE shall, within twenty (20) working business days from the execution and delivery of this Compromise and Settlement Agreement, return to NMMI all display boards which are titled and owned by NMMI. The returned display boards shall be in the same working condition as they were when delivered to CJE, less reasonable wear and tear resulting from normal and customary usage and shipment.

          NMMI shall return to CJE all original artwork provided to NMMI by CJE advertising account entities for purpose of creating poster advertisements for display in NMMI's display board. Specifically, NMMI shall return all original artwork for 1) Sommersby Mortgage; 2) Burson Weathers Real Estate; and 3) First Street Caloosahatchee Development at the time of delivery of this Compromise and Settlement Agreement. CJE and NMMI expressly agree that all original artwork provided to NMMI by CJE advertising account entities is and shall remain the property of said advertising account entities.

     3. MUTUAL RELEASE. Each of the above-mentioned parties, on behalf of itself, its agents, stockholders, employees, representatives, assigns, and successors, hereby fully releases and discharges the other party and its agents, stockholders, employees, representatives, assigns, and successors from all rights, claims, and actions which each party and its above mentioned successors now have or may have against the other party and/or the other party's above-mentioned successors arising out of the October 1, 2000 Marketing Agreement between CJE and NMMI and all other obligations associated with said Marketing Agreement.

     4. SCOPE OF RELEASE. This Compromise and Settlement Agreement is intended to be a full settlement of the above-mentioned Dispute. This Compromise and Settlement Agreement shall act as a release of any and all existing claims that may arise from the October 1, 2000 Marketing Agreement between CJE

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          and NMMI and all other  obligations  associated  with  said  Marketing
          Agreement, whether such claims are currently known, unknown, patent or latent. The parties understand and acknowledge the significance and consequence of such specific intention to release all claims and hereby assume full responsibility for any injuries, damages, losses, or liability that they may hereafter incur from the October 1, 2000 Marketing Agreement.

     5. VOLUNTARY EXECUTION OF RELEASE; NO REPRESENTATIONS OR INDUCEMENTS. The above-mentioned mutual release is freely and voluntarily executed by each party after having been apprised of all relevant information and data and after having had the opportunity to be advised by its respective attorney. Excepting the mutual promises expressly set forth herein, neither party, in executing the above-mentioned mutual release, has relied on any inducements, promises, or representations made by either the other party or its agents, stockholders, employees, representatives, assigns, and successors.

     6. NO ADMISSION OF LIABILITY. This Compromise and Settlement Agreement is the compromise of the above-mentioned Dispute and shall never be treated as an admission of liability by either party for any purpose.

     7. DISPARAGING REMARKS. Each of the parties hereto shall refrain from in any manner, directly or indirectly, taking any action or saying any words of a disparaging nature about any of the parties to this Compromise and Settlement Agreement. In case of violation of this Paragraph 7, the aggrieved party shall be entitled to any and all available legal and equitable remedy.

     8. NONINTERFERENCE WITH BUSINESS RELATIONSHIPS. Excepting the terms of settlement identified in Paragraph 2 herein above, each of the parties hereto shall refrain from in any manner, directly or indirectly, interfering with the business relationships that exist at the time of the execution of this Compromise and Settlement Agreement between the other party and any of its employees, agents, representatives, customers, affiliates, advertisers, or venue hosts. Specifically, NMMI expressly agrees to refrain from contacting either Regal Cinemas or Hoyt Theatres for any purpose whatsoever for so long as CJE maintains a business relationship with either Regal Cinemas or Hoyt Theatres. Moreover, NMMI expressly agrees that it shall not contact any advertising account to whom CJE has sold advertising on display boards that are situated on sites controlled by either Regal Cinemas or Hoyt Theatres for purposes of collection.

          CJE agrees to refrain from contacting any EyeCatcherPlus corporate account, franchisee, or dealer identified in Paragraph 2 of the terms of settlement herein above, provided that CJE shall be entitled to make those communications necessary to effect the assignments and conveyances contemplated by this Settlement and Compromise Agreement.

          In case of violation of this Paragraph 8, the aggrieved party shall be entitled to any and all available legal and equitable remedy.

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     9.   GENERAL PROVISIONS.

          (a) The laws of the State of Florida shall govern this Compromise and Settlement Agreement. In the event of any litigation arising out of any terms of this Compromise and Settlement Agreement, the parties hereto agree that Pinellas County, Florida shall be the venue for such litigation.

          (b) This Compromise and Settlement Agreement represents the entire agreement between the parties with respect to this Compromise and Settlement Agreement and may be modified or amended only in writing signed by all parties.

          (c) Any notice, demand or request required or permitted to be given by the parties hereto pursuant to the terms of this Compromise and Settlement Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid and addressed to the parties at the addresses of the parties set forth herein or such other address as a party may notify the others in writing.

          (d) Any party's failure to enforce any provision or provisions of this Compromise and Settlement Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Compromise and Settlement Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of any party's right to assert all other legal remedies available to such party under the circumstances.

          (e) Each of the parties to this Compromise and Settlement Agreement agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purpose or intent of this Compromise and Settlement Agreement.

          (f) This Compromise and Settlement Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same Compromise and Settlement Agreement.

          (g) Except as otherwise provided herein, this Compromise and Settlement Agreement shall bind and inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          (h) Each of the parties hereto represents that he has full and proper legal authority to bind the entity for which he signed this Compromise and Settlement Agreement and that the said entity is fully bound by the terms of this Compromise and Settlement Agreement.

          (i) If any provision or clause of this Compromise and Settlement Agreement or the application thereof to either CJE or NMMI is held to be invalid by a court of competent jurisdiction, then such provision shall be severed from this Compromise and Settlement Agreement, and such invalidity shall not affect any other provision of this Compromise and Settlement Agreement, the balance of which shall remain in and have its intended full force and effect.

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IN WITNESS  WHEREOF,  the  parties  hereto have  executed  this  Compromise  and
Settlement Agreement on the date as stated below.

Carson Jensen Anderson Enterprises, Inc., dba EyeCatcherPlus


By s/___________________________                Dated this 10th day of May 2001
            Brooks Carson, as President


New Millennium Media International, Inc.


By s/___________________________                Dated this 10th day of May 2001
            John "JT" Thatch, as President/CEO